From:	Commonwealth Edison	EMBARGOED FOR RELEASE
	Media Relations	5:00 PM EST Friday, September 12, 2003
P.O. Box 805379
Chicago, IL 60680-5379

Contact:	Meg Amato
312-394-3500

ComEd Seeks Rates to Reflect Five Years of Growth on the Grid
Company says residential customers will see no change in bills

CHICAGO— ComEd filed a request today with the Federal Energy Regulatory Commission (FERC) seeking an adjustment in transmission rates to reflect nearly $500 million of infrastructure investments made during the last five years to accommodate sizeable regional growth in electricity demand. The company said the adjusted transmission charge would affect relatively few customers — primarily wholesale customers and some businesses. All residential customers and the majority of businesses will see no impact because they continue to pay rates that are frozen by law until 2007.

ComEd’s proposed increase would adjust rates from 95 cents per kilowatt-month to $1.18 per kilowatt-month, effective November 1, 2003. Transmission rates were last set in 1999, based on 1998 costs. ComEd said the change would result in rates that more accurately reflect the current true costs for providing transmission service. Because of the rate freeze and the way competitive transition charges in Illinois are calculated, ComEd expects that the requested rate adjustment will not significantly increase overall revenue.

“It is critical to set the price for our transmission service fairly and accurately so the company can ensure continued reliability of service as we face continued regional growth and development of the competitive environment,” said Anne Pramaggiore, ComEd vice president of Regulatory Strategies and Services.

Since 1998, Pramaggiore said, the company has made improvements in the transmission system to serve growing customer demand and facilitate additional supply for delivery by competitive suppliers. The company added new transmission lines and increased capacity of existing ones to accommodate 16 percent increase in electricity demand, and connected more than 8,500 megawatts (MW) of power supply from newly constructed generating plants to the ComEd grid.

“Reliability is our highest priority at ComEd. Electricity is an essential commodity in our daily lives that no one is willing to compromise. We are committed to perform at the high standards our customers have come to expect—this commitment requires constant analysis and ongoing work,” said Pramaggiore.

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Commonwealth Edison Company (ComEd) is a unit of Chicago-based Exelon Corporation (NYSE EXC) one of the nation’s largest electric utilities with more than $15 billion in revenues and a customer base of five million. ComEd provides service to approximately 3.5 million customers across Northern Illinois, or 70 percent of the state’s population.

Except for the historical information contained herein, certain of the matters discussed in this news release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein as well as the items discussed in Exelon Corporation’s 2002 Annual Report on Form10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-

ComEd

Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 19, ComEd-Note 16, PECO-Note 18 and Generation-Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.